EXHIBIT 10.28




             REVOLVING CREDIT NOTE - MERCANTILE BANK, N.A.









































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REVOLVING CREDIT NOTE - $22,000,000.00

St.Louis, Missouri
April 28, 1998

     FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, CPI CORP., a Delaware corporation ("Borrower"), hereby promises to pay to the order of MERCANTILE BANK NATIONAL ASSOCIATION ("Bank"), the principal sum of Twenty-Two Million Dollars ($22,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Revolving Credit Agreement referred to below. The aggregate principal amount of Revolving Credit Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed Twenty-Two Million Dollars ($22,000,000.00), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Revolving Credit Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Revolving Credit Agreement. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank National Association, 721 Locust Street, St. Louis, Missouri 63101.

     All Revolving Credit Loans made by Bank and all repayments of the principal thereof shall be recorded by Bank on its books and records. Bank's books and records showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

     This Note is one of the "Notes" referred to in the Revolving Credit Agreement dated June 16, 1997, by and among Borrower, the banks listed on the signature pages thereof and Mercantile Bank National Association, as agent (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Agreement"). The Revolving Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Revolving Credit Agreement.





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     Upon the occurrence of any Event of Default under the
Revolving Credit Agreement, Bank's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Revolving Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Revolving Credit Agreement.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

     This Note is an amendment, restatement and continuation of that certain Revolving Credit Note of Borrower dated June 16, 1997, and payable to the order of Bank in the principal amount of $17,000,000.00 (the "Original Note") and not a novation thereof. All interest evidenced by the Original Note shall continue to be due and payable until paid. Upon delivery of the original of this Note by Borrower to Bank, the Original Note shall be deemed cancelled by amendment and restatement and of no further force or effect and shall be promptly returned to Borrower marked "Replaced by Revolving Credit Note dated April 28, 1998."

CPI CORP.


By:      /s/  Barry Arthur
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Title:   CFO/Treasurer/Executive Vice President Finance